EXHIBIT 99.1

NAVTEQ CORPORATION

Consent of Prospective Director

        As required by Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference to my name as a prospective director of NAVTEQ Corporation in the section entitled "Management" in the prospectus forming a part of a registration statement on Form S-1 of NAVTEQ Corporation, initially filed with the U.S. Securities and Exchange Commission on April 20, 2004, as amended from time to time.

Dated: June 18, 2004	/s/ SCOTT D. MILLER